Form NSAR Certification
I, Peter Sundman, certify that:
1. I have reviewed this report on Form NSAR of Neuberger
Berman Advisers Management Trust;
2. Based on my knowledge, this report does not contain any
untrue statement of a material fact or omit to state a
material fact necessary to make the statements made, in
light of the circumstances under which such statements
were made, not misleading with respect to the period
covered by this report;
3. Based on my knowledge, the financial information
included in this report, and the financial statements on
which the financial information is based, fairly present
in all material respects the financial condition, results
of operations, changes in net assets, and cash flows (if
the financial statements are required to include a
statement of cash flows) of the registrant as of, and for,
the periods presented in this report;
4. The registrants other certifying officers and I are
responsible for establishing and maintaining disclosure
controls and procedures (as defined in rule 30a2(c) under
the Investment Company Act) for the registrant and have:
a) designed such disclosure controls and  procedures
to ensure that material information relating to the
registrant, including consolidated subsidiaries, is
made known to us by others within those entities,
particularly during the period in which this report
is being prepared;
b) evaluated the effectiveness of the registrants
disclosure controls and procedures as of a date
within 90 days prior to the filing date of this
report (the Evaluation Date); and
c) presented in this report our conclusions about
the effectiveness of the disclosure controls and
procedures based on our evaluation as of the
Evaluation Date;
5. The registrants other certifying officers and I have
disclosed, based on our most recent evaluation, to the
registrants auditors and the audit committee of the
registrants board of directors (or persons performing the
equivalent functions):
a) all significant deficiencies in the design or
operation of internal controls which could adversely
affect the registrants ability to record, process,
summarize, and report financial data and have
identified for the registrants auditors any material
weaknesses in internal controls; and
b) any fraud, whether or not material, that involves
management or other employees who have a significant
role in the registrants internal controls; and
6. The registrants other certifying officers and I have
indicated in this report whether or not there were
significant changes in internal controls or in other
factors that could significantly affect internal controls
subsequent to the date of our most recent evaluation,
including any corrective actions with regard to
significant deficiencies and material weaknesses.
Date:_______________
___________________________________
Peter Sundman, Chief Executive Officer
Neuberger Berman Advisers Management Trust



Disclosure pursuant to items (a)(i) and (ii) of Instructions to sub item 77Q3:
As of February 27, 2003, an evaluation was performed under the supervision and with the participation of the Trusts management, including the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Companys disclosure controls and procedures. Based on that evaluation, the Trusts management, including the Chief Executive Officer and the Chief Financial Officer, concluded that the Trusts disclosure controls and procedures as of that date were effective to accomplish their intended purposes.
Subsequent to February 27, 2003, there have been no significant changes in the Trusts internal controls, and the Chief Executive Officer and Chief Financial Officer are not aware of significant changes in other factors, that could significantly affect internal controls.


______________________
Peter Sundman
Chief Executive Officer
Neuberger Berman Income Funds